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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-52277 and 333-56571) and Form S-3 (No. 333-88931) of Progenics Pharmaceuticals, Inc. of our report date February 11, 2000, except for the last three paragraphs of Note 7c, for which the date is March 6, 2000 relating to the financial statements of Progenics Pharmaceuticals, Inc., which appears in this Form 10-K.

                                                      PricewaterhouseCoopers LLP

New York, New York
March 29, 2000